Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of February 11, 2026 (the “Execution Date”), is made by and between ______________ (the “Investor”), and 3 E Network Technology Group Limited, a British Virgin Islands business company (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to US$20 million of the Company’s class A ordinary shares, par value US$0.0001 per share (the “Common Stock”); and

WHEREAS, the Common Stock are listed for trading on the Nasdaq Capital Market under the symbol “MASK”; and

WHEREAS, the offer and sale of Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I
CERTAIN DEFINITIONS

“Action” shall have the meaning set forth in Section 10.01.

“Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice.

“Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance, provided that the Shares were delivered as of the Advance Notice Date in accordance herewith.

“Advance Halt” shall have the meaning set forth in Section 2.05(d).

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the number of Shares that the Company desires to issue and sell to the Investor pursuant to the applicable Advance and such other information as is referred to in Exhibit A.

“Advance Notice Date” shall mean each date the Company delivers (in accordance with this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement (including compliance with the applicable Required Delivery Date hereunder), which shall be deemed to be the day it is received by the Investor if such Advance Notice is received by 8:00 a.m. New York, N.Y. time on a Trading Day in accordance with the instructions set forth on Exhibit B, provided that if an Advance Notice is delivered after 8:00 a.m., New York, N.Y. time or is not delivered on a Trading Day, such Advance Notice shall be deemed to have been delivered, and the Advance Notice Date shall be the following Trading Day.

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Attribution Parties” has the meaning contained in Section 2.04(a).

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 2.04(a).

“Black Out Period” shall have the meaning set forth in Section 6.02.

“Buy-In” shall have the meaning set forth in Section 2.06.

“Buy-In Price” shall have the meaning set forth in Section 2.06.

“Closing” shall have the meaning set forth in Section 2.05.

“Closing Date” shall mean the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to the Investor’s obligations and the Company’s obligations have been satisfied or waived.

“Commitment Amount” shall mean up to US $20 million of Common Stock.

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

“Commitment Shares” shall mean a number of Common Stock equal to 2% of the Commitment Amount divided by the lower of (i) the Execution Date, (ii) the average of the daily VWAPs during the three Trading Days immediately prior to the date of delivery of the Commitment Shares and (iii) the average of the daily VWAPs during the three Trading Days immediately prior to the effective date of the initial Registration Statement. Subject to Section 13.05, if the number of Commitment Shares issuable pursuant to clause (iii) above is higher than the amount issued pursuant to clauses (i) or (ii) above, the Company shall issue the excess Commitment Shares at the time of such determination.

“Common Stock” shall have meaning set forth in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time the Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive the Common Stock.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Company Termination Notice” shall have the meaning set forth in Section 11.02(b).

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Traded Value” for a Trading Day or Trading Days, as applicable, is the product obtained by multiplying the daily trading volume of the Company’s Common Stock on the Principal Market or Trading Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day or Trading Days. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market or Trading Market during regular trading hours.

“Disclosure Schedules” refer to the Schedules attached to this Agreement.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York, N.Y. time) and before midnight (New York, N.Y. time) on any Trading Day, 9:01 a.m. (New York, N.Y. time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York, N.Y. time) and 9:00 a.m. (New York, N.Y. time) on any Trading Day, no later than 9:01 a.m. (New York, N.Y. time) on the date hereof.

“DTC” means the Depository Trust Company.

“DWAC Shares” means Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company to the Investor’s or its designated broker-dealer at which the account or accounts to be credited with the Shares being purchased by the Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Environmental Laws” shall have the meaning set forth in Section 4.08.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock or options not to exceed 10% of the Common Stock issued and outstanding at any given time to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the Shares, Commitment Shares and Termination Shares issued or issuable hereunder, and (c) any securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement (without regard to any vesting requirements), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities.

“Excess Shares” has the meaning contained in Section 2.04(a).

“Governmental Authority” shall mean any federal, state, county, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Hazardous Materials” shall have the meaning set forth in Section 4.08.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Key Executives” means all of the Company’s officers and directors as of the Execution Date.

“Laws” with respect to a Person means any federal, state, local, municipal, or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority applicable to such Person or any of its Subsidiaries, including its respective business and operations including but not limited to (i) all Laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all Laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws .

“Lien” shall mean a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Market Price” shall mean the VWAP of Common Stock during the Pricing Period.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” shall be the lower of: (i) an amount equal to 100% of the average of the Daily Traded Value of Common Stock on the five (5) Trading Days immediately preceding an Advance Notice, or (ii) $1,000,000, except where otherwise expressly provided herein; provided, however, that the parties hereto may modify the aforementioned conditions by mutual prior written consent. If based on the applicable Purchase Price the dollar amount to be sold with respect to an Advance would exceed the Maximum Advance Amount, then the Investor may, at its option, either (i) return to the Company the Shares constituting such excess amount (the number of shares for which shall be determined based on the Purchase Price) in lieu of paying the portion of the Purchase Price constituting such excess amount, or (ii) pay such full Purchase Price including such excess amount, pursuant to which the Investor shall be entitled to the full number of Shares under such Advance.

“Maximum Percentage” has the meaning contained in Section 2.04(a).

“Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company.

“Money Laundering Laws” shall have the meaning set forth in Section 4.29.

“Note” or “Notes” means any of the Senior Secured Convertible Notes issued pursuant to any of the Securities Purchase Agreements between the Investor and the Company dated December 18, 2025, October 17, 2025 and June 9, 2025.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Participation Maximum” has the meaning set forth in Section 6.23.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Common Stock.

“PRC” shall mean the People’s Republic of China.

“Pre-Notice” has the meaning set forth in Section 6.23.

“Pricing Period” shall mean the longer of (i) ten (10) Trading Day period beginning with the applicable Advance Notice and (ii) the period beginning with the applicable Advance Notice and ending with the Trading Day on which the total combined Daily Traded Value for the Trading Days during such period equals or exceeds 700% of the applicable aggregate Purchase Price with respect to all Shares subject to such Advance, in each case as notified by the Company to the Investor in the applicable Advance Notice, commencing on the Advance Notice Date, in accordance with the following: (i) if the Shares are delivered as DWAC Shares to the Investor together with the delivery of an Advance Notice by 8:00 a.m. New York, N.Y. time on a Trading Day, the Pricing Period shall commence at the open of trading on such Trading Day; and (ii) if the Shares are delivered as DWAC Shares to the Investor together with the delivery of each Advance Notice after 8:00 a.m., New York, N.Y. time on a Trading Day, the Pricing Period shall commence on the succeeding Trading Day, unless waived by the Investor.

“Principal Market” shall mean The Nasdaq Capital Market.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Purchase Document” shall have the meaning set forth in Section 2.05(a).

“Purchase Price” shall have the meaning set forth in Section 2.05.

“Registrable Securities” shall mean (i) the Shares, (ii) the Commitment Shares, (iii) the Termination Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.04(b).

“Registration Statement” shall mean a registration statement on Form F-1 or Form F-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

 “Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Reported Outstanding Share Number” has the meaning contained in Section 2.04(a).

“Required Delivery Date” means the Trading Day on which the Company or its Transfer Agent is required to deliver Common Stock to the Investor hereunder, which in all cases shall be no later than 8:00 a.m., New York, N.Y. time on the applicable Advance Notice Date. Provided, however, that if the Company provides written evidence satisfactory to the Investor that the Company has provided to the Transfer Agent written instructions and other documents necessary to process the issuance of Shares (“Issuance Evidence”) as of 8:00 a.m., New York, N.Y. time on the applicable Advance Notice Date, the Shares may be delivered after 8:00 a.m., New York, N.Y. time on such Advance Notice Date, provided that such Shares are delivered to the Investor within the Standard Settlement Period, whereupon such transaction shall be in compliance with the Required Delivery Date. If the Issuance Evidence is provided to the Investor after 8:00 a.m., New York, N.Y. time on the date of delivery of the Advance Notice, then the Advance Notice Date shall be deemed to be the following Trading Day for purposes of the Pricing Period and the Required Delivery Date.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.04.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Securities” shall mean the Shares and the Commitment Shares.

“Securities Purchase Agreement” has the meaning set forth in Section 2.04(c).

“Shareholder Approval” means such approval as may be required by the Principal Market Rules and/or applicable law from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all Common Stock hereunder in excess of 19.99% of the total issued and outstanding Common Stock on the Closing Date.

“Shares” shall mean Common Stock to be issued from time to time hereunder pursuant to any Advance hereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Trading Market with respect to Common Stock as in effect on the date of delivery of an Advance Notice. For avoidance of doubt, as of the date hereof the Standard Settlement Period is one Trading Day.

“Subsequent Financing” has the meaning set forth in Section 6.23.

“Subsequent Financing Notice” has the meaning set forth in Section 6.23.

“Subsidiary” or “Subsidiaries” means any subsidiary of the Company as set forth on Schedule 4.01 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Fee” shall have the meaning set forth in Section 11.02(b).

“Termination Shares” shall have the meaning set forth in Section 11.02(b).

“to the Knowledge of the Company,” “to the Company’s Knowledge” and similar words and phrases relating to the Company’s “Knowledge” means the actual knowledge of any of the Key Executives of the Company following reasonable investigation

“Trading Day” shall mean any day during which the Principal Market or Trading Market shall be open for business.

“Trading Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Transfer Agent” means TranShare Corporation, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning set forth in Article IX.

“VWAP” means, for any Trading Day, the daily volume weighted average price of Common Stock for such Trading Day on the Principal Market or Trading Market (a) from 9:30 a.m. New York, N.Y. time through 4:00 p.m. New York, N.Y. time, excluding the opening price and the closing price, if the Advance Notice is received before 8:30 a.m. New York, N.Y. time, (b) from 11:00 a.m. New York, N.Y. time through 4:00 p.m. New York, N.Y. time, excluding the opening price and the closing price, if the Advance Notice is received after 8:30 a.m. New York, N.Y. time and before 10:30 a.m. New York, N.Y. time and (c) from 1:00 p.m. New York, N.Y. time through 4:00 p.m. New York, N.Y. time, excluding the opening price and the closing price, if the Advance Notice is received after 10:30 a.m. New York, N.Y. time and before 12:30 p.m. New York, N.Y. time and (each, the “Measurement Period”); provided, however for both (a) and (b) above, upon an Advance Halt the VWAP calculation shall terminate as of the effective time of the Material Outside Event.

Article II
ADVANCES

Section 2.01 Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Shares on the following terms.

Section 2.02 Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

(a) The Company shall, in its sole discretion, determine the number of Shares to be sold pursuant to the Advance, provided that the Investor shall be under no obligation to purchase Shares with respect to any Advance which exceeds the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice. Further, the Company shall not provide an Advance Notice contemplating an Advance, and the Investor shall be under no obligation to purchase Shares with respect to any Advance, for which the product obtained by multiplying the number of Shares subject to the Advance by the closing price of Common Stock on the Trading Day immediately prior to such Advance Notice exceeds the Maximum Advance Amount.

(b) There shall be no mandatory minimum number of Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(c) The Company shall be limited to delivering one Advance Notice to the Investor per Pricing Period, and the Company shall not be permitted to deliver, and the Investor shall be under no obligation to purchase Shares with respect to, any Advance for which the second Advance Notice is delivered during the Pricing Period for a prior Advance Notice. Notwithstanding the foregoing, upon mutual consent of the parties, the Company may deliver a second Advance Notice following or simultaneously with the delivery of an initial Advance Notice and during the Pricing Period as to an applicable prior Advance Notice (an “Accelerated Advance”), provided, however, that for purposes of any such Accelerated Advance, the Maximum Advance Amount shall be $2,000,000.

(d) The Advance Notice shall be valid upon delivery to the Investor in accordance with Exhibit C and the definition of Advance Notice Date.

Section 2.03 Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered in accordance with the definition of Advance Notice Date.

Section 2.04 Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final amount of an Advance pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:

(a) Beneficial Ownership Limitation. The Company shall not issue any Shares pursuant to the terms of this Agreement and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Investor together with any other stockholder whose ownership in other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock issued and outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of Common Stock beneficially owned by the Investor and the other Attribution Parties shall include the number of Common Stock held by the Investor and all other Attribution Parties, but shall exclude Common Stock which would be issuable upon (A) any other Advance issuable under this Agreement and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by the Investor or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2.04(a). For purposes of this Section 2.04(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of issued and outstanding Common Stock the Investor may acquire in connection with an Advance without exceeding the Maximum Percentage, the Investor may rely on the number of issued and outstanding Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report on Form 6-K, Registration Statement on Form F-1 or F-3 or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Common Stock issued and outstanding (the “Reported Outstanding Share Number”). If the Company receives an Advance from the Investor at a time when the actual number of issued and outstanding Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Investor in writing of the number of Common Stock then issued and outstanding and, to the extent that such Advance would otherwise cause the Investor’s beneficial ownership, as determined pursuant to this Section 2.04(a), to exceed the Maximum Percentage, the Advance shall without any action be modified so that the Maximum Percentage shall not be exceeded by the issuance of the Shares, and the Investor’s payment shall be proportionately reduced. For any reason at any time, upon the written or oral request of the Investor, the Company shall within one Trading Day confirm orally and in writing or by electronic mail to the Investor the number of Common Stock then issued and outstanding. In any case, the number of issued and outstanding Common Stock shall be determined after giving effect to the issuances other Advances or the conversion or exercise of securities of the Company, by the Investor and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Shares to the Investor under this Agreement results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of issued and outstanding Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the investor shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the Shares issuable to the Investor pursuant to the terms of this Agreement in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Investor for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.04(a) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2.04(a)or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived. . “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Execution Date, directly or indirectly managed or advised by the Investor ’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Investor or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Investor and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Investor and all other Attribution Parties to the Maximum Percentage.

(b) Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Investor and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Company will promptly notify the Investor of such event.

(c) Principal Market Regulation. The Company shall not effect any sales of Shares under this Agreement and the Investor shall not have the obligation to purchase any Share under this Agreement to the extent that such purchase and sale would result in a violation of the Securities Act or any rules or regulations of the Trading Market.

(d) Notwithstanding any other provision in this Agreement except under Section 2.04(a), the Company and the Investor acknowledge and agree that upon t Investor’s receipt of a valid Advance Notice and satisfaction of the conditions set forth herein, the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to applicable law, the Investor may sell the Shares during the Pricing Period.

Section 2.05 Closings. The closing of each Advance and each sale and purchase of Shares related to each Advance (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price per Share will not be known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of Common Stock that are the inputs to the determination of the Purchase Price as set forth further below. The Purchase Price shall be determined as follows: (i) if Common Stock is then listed on a Trading Market, the Purchase Price shall be 95% of the lowest VWAP during the Pricing Period; and (ii) if Common Stock is not then listed on a Trading Market, the Purchase Price shall be equal to 80% of the lowest VWAP of Common Stock during the Pricing Period, provided further that the Purchase Price shall in each case be rounded down to the nearest US one cent (as applicable, the “Purchase Price”). In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) On or before 8:00 a.m., New York, N.Y. time on the Advance Notice Date or as soon as practicable thereafter but in no event later than the Required Delivery Date, the Company will, or will cause its Transfer Agent to, issue in the Investor’s name in a DRS account or accounts at the Transfer Agent the Shares purchased by the Investor pursuant to such Advance as DWAC Shares. The Investor may, at its option, designate another Person or Persons to receive the Shares in connection with any Advance or Advances, in which event the Company and its Transfer Agent shall deliver the Shares to such designated Person(s) in connection with each applicable Advance. Such Shares shall be delivered and credited, and the Company shall take all actions and provide and deliver all documents that are necessary to cause such Shares to be delivered and credited, as DWAC Shares by the Transfer Agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated broker-dealer as specified by the Investor. For the avoidance of doubt, the timing of delivery shall not be deemed to be conditioned on any fixed hour of the Trading Day. In such cases, the Company shall direct the Transfer Agent and use its best efforts to cause the Transfer Agent to correct the failure or delay. In the event Shares are not delivered by the Required Delivery Date, whether caused by the Company, the Transfer Agent, or otherwise the Investor shall have no further obligations under this Agreement while the failure to deliver exists.

(b) On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Purchase Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.04), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(c) Within three Trading Days after the later of (i) the end of the Pricing Period or (ii) receipt of the Shares in accordance herewith, the Investor shall pay to the Company the Purchase Price for the Shares (as set forth in the Purchase Document) in cash in immediately available funds to an account located in the United States designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested.

(d) On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(e) No fractional Shares shall be issued, and any fractional amounts shall be rounded up to the nearest whole number of Shares.

Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event set forth in Section 6.08(i) through (v) has occurred or if the Material Outside Event set forth in Sections 6.08(vi) or (vii) shall have occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end (the “Advance Halt”) and the final number of Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.06 Failure to Timely Deliver.

(a) If on or prior to the Required Delivery Date the Company shall fail to issue and deliver, and cause its Transfer Agent to process the issuance and delivery of, a certificate to the Investor and register the applicable Shares on the Company’s share register as DWAC Shares, and the Company fails to promptly, but in no event later than one Trading Day (x) so notify the Investor and (y) deliver Shares electronically without any restrictive legend in accordance with the requirements of Section 2.05, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Investor of the Shares submitted for legend removal by the Investor that the Investor is entitled to receive from the Company (a “Buy-In”), then the Company shall, within one Trading Day after the Investor’s request and in the Investor’s discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, mark ups, borrow fees and other out-of-pocket expenses, if any, for Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit the Investor’s balance account shall terminate and such Shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to the Investor a certificate or certificates or credit the balance account of the Investor or the Investor’s designee with DTC representing such number of Common Stock Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares that the Company was required to deliver to the Investor by the Required Delivery Date multiplied by (B) the price at which the Investor sold such Common Stock in anticipation of the Company’s timely compliance with its delivery obligations hereunder. Nothing shall limit the Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares (or to electronically deliver such Common Stock) as required pursuant to the terms hereof.

(b) In the event the Investor sells Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.05, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including, without limitation, all brokerage commissions, borrow fees, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default and the Investor shall have no adequate remedy at law. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(c) In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.05, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including, without limitation, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default and the Company shall have no adequate remedy at law . It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Notice Date and each Advance Date:

Section 3.01 Organization and Authorization. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company, exempted company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Laws.

Section 3.02 No Conflict. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby (including, without limitation, the purchase of the Shares) will not (i) result in a violation of the organizational documents of the Investor (as applicable), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected, except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a material adverse effect on the Investor’s ability to perform its obligations under this Agreement.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Shares under this Agreement, the transactions contemplated by this Agreement or the Laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is acquiring Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any other agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein if and only if expressly required by the Securities Act or any written comments issued by the SEC Staff.

Section 3.05 Investor Status. At the time the Investor was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 3.06 Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

Section 3.07 General Solicitation. The Investor is not, to the Investor’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Investor, any other general solicitation or general advertisement.

Section 3.08 Access to Information. The Investor acknowledges that it and its advisors (and its counsel), if any, have had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors (and its counsel), if any, or its representatives shall not modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement with respect to the transactions contemplated by this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and each Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is an entity duly organized and validly existing under the Laws of its state (or comparable Governmental Authority) of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company’s Subsidiaries means any Person (as defined below) in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or equity or similar interests of such Person or (y) controls or operates all or any part of the business, operations or administration of such Person provided that such Subsidiary is set forth on Schedule 4.01. The Company’s corporate structure is not outlawed, disallowed, or otherwise regulated in Hong Kong, the PRC or any other jurisdiction in which the Company operates or is present in a manner which could be reasonably expected to have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms of this Agreement. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders (except as otherwise contemplated by this Agreement). This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities Law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time. The Company is not required to obtain Shareholder Approval for or in connection with the Transaction Documents or the transactions contemplated thereby under the rules of the Principal Market or any applicable Laws.

Section 4.03 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the Memorandum and Articles of Association or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a Material Adverse Effect.

Section 4.04 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by Law or regulation to file such material) (all of the foregoing filed within the past two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, and none of the SEC Documents, when viewed as a whole as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates (or, with respect to any financial statements that have been amended or superseded, the date of such amended or superseding financial statements), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the Company’s Knowledge, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder. (e) The Company’s accountants are set forth in the SEC Documents and, to the Knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

Section 4.05 Equity Capitalization. As of the date hereof, the Company is authorized to issue a maximum of 500,000,000 shares, with a par value of US$0.0001 each, consisting of (A) 400,000,000 shares of class A ordinary shares, par value US$0.0001 per share, of which 27,285,397 shares are issued and outstanding and 200,000,000 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, Common Stock; and (B) 100,000,000 class B ordinary shares, par value US$0.0001 per share, of which 580,000 shares are issued and outstanding. “Convertible Securities” means any shares or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

Section 4.06 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets. To the Knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against the Company or its Subsidiaries regarding any material trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the Knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.09 Title. Except as would not cause a Material Adverse Effect and except as set forth on Schedule 4.09, the Company (or its Subsidiaries) have indefeasible fee simple or leasehold title to its properties and assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.10 Regulatory Permits. Except as would not cause a Material Adverse Effect or as set forth on Schedule 4.10, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.11 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.12 Absence of Litigation. Except with respect to receipt of deficiency notices relating to Principal Market delisting, which have been disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, its Common Stock or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.13 Subsidiaries. As of the date hereof, except as set forth on Schedule 4.13, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, except for the Subsidiaries.

Section 4.14 Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.15 Certain Transactions. Except as (i) set forth in the SEC Documents or (ii) not required to be disclosed pursuant to applicable Laws (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time), none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.16 Certain Fees; Rights of First Refusal. Other than the fees that the Company has previously disclosed to the Investor, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any such fees or commissions incurred by the Company or its representatives in connection with the transactions contemplated by this Agreement.

The Company is not obligated to offer Common Stock on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, in connection with any offer or sale of Shares hereunder.

Section 4.17 Dilution. The Company is aware and acknowledges that the issuance of the Securities hereunder could cause dilution to existing shareholders and could significantly increase the number of issued and outstanding Common Stock.

Section 4.18 Acknowledgment Regarding the Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Securities hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Shares pursuant to any Advances would violate any rules of the Principal Market or other applicable Trading Market.

Section 4.19 Sanctions Matters. Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;

(a) the subject of any Sanctions; or

(b) has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 4.20 DTC Eligibility. The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program, and the Shares can be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (DWAC) delivery system. The Company has not received written notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading, or book-entry services by DTC with respect to Common Stock is being imposed or is contemplated.

Section 4.21 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Documents, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Registrable Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

Section 4.22 Cybersecurity. (i)(x) To the Company’s Knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data or personally identifiable data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no Knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable Laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with customary industry standards and practices.

Section 4.23 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The issued and outstanding Common Stock is listed and admitted for trading on the Principal Market, and the Company is in compliance in all material respects with the current listing requirements of the Principal Market. The Securities will be listed and admitted for trading on the Principal Market at or prior to Commencement with respect to the Commitment Shares and prior to the time of the issuance of the first Advance Notice pursuant to this Agreement with respect to the Shares. Except as disclosed in the SEC Documents, the Company has not, in the 12 months preceding the Execution Date, received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is, and currently has no reason to believe that it will not in the reasonably foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.24 Investment Company. Neither the Company or its Subsidiaries is or, to the Company’s Knowledge, after giving effect to the offering and sale of the Securities to the Investor pursuant to this Agreement, will be, required to be registered as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.25 Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person authorized to act on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents or that is not otherwise publicly available.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of the Securities of the Company.  All of the disclosure furnished by or on behalf of the Company by a Person authorized by the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and at the time when made, not misleading.  The Company had a reasonable basis to make and disclose any forward-looking statements and information (including financial projections, plans or objectives) contained in any SEC Documents or press releases during the 12 months preceding the date of this Agreement as of the time such statements and information were made and disclosed. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

Section 4.26 Compliance with Laws. In addition other Sections of this Article IV relating to compliance with certain. Laws, the Company has complied and is currently in compliance with all material respects with all applicable Laws having jurisdiction over its business and properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 4.27 Foreign Corrupt Practices. Neither the Company nor any Subsidiary has, and to the Company’s Knowledge, no agent or other Person acting on behalf of the Company and each Subsidiary has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company and each Subsidiary (or made by any person acting on behalf of the Company and each Subsidiary of which the Company is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Laws in non-U.S. jurisdictions.

Section 4.28 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all applicable money laundering Laws including in the PRC, Hong Kong and the British Virgin Islands (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

Section 4.29. No Disqualification Events. (a) With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

(b) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(c) Notice of Disqualification Events. The Company will notify the Investor in writing, prior to each Advance Notice Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

Section 4.30 Orka Service Agreement. (a) The Company has entered into a Master Services Agreement (the “Service Agreement”) with Orka Technologies Oy (“Orka”), which Service Agreement remains is effect binding and enforceable in accordance with its terms. In connection with the Service Agreement, the Company and Orka possess all Permits necessary for the implementation of business contemplated by the JV Agreement;

(b) The Company and Orka each have sufficient working capital to carry out their obligations under the Service Agreement;

(c) The Company and Orka have all necessary computer hardware and software necessary to carry out their obligations under the Service Agreement;

The implementation of the business contemplated by the Service Agreement complies with all applicable Laws including of the PRC, the European Union and Finland and any instrumentalities of Finland.

Article V
INDEMNIFICATION

The Investor and the Company represent to each other as follows

Section 5.01 Indemnification by the Company.  In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, to the maximum extent permitted by applicable Laws, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any related Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under applicable Laws, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable Laws.

Section 5.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, to the maximum extent permitted by applicable Laws, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable Law.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party to represent the indemnified party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitees or Company Indemnitees, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due, subject to receipt by the indemnifying party of an undertaking to repay any amounts that such party is ultimately not entitled to receive as indemnification pursuant to this Agreement.

Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05 Limitation of Liability. Notwithstanding the foregoing, no Investor Indemnitee or Company Indemnitee shall be entitled to recover Indemnified Liabilities resulting in punitive, indirect, incidental or consequential damages.

Article VI
COVENANTS

Section 6.01 Registration Statement. The Company acknowledges and agrees that it shall not have the ability to request any Advances, and the Investor shall be under no obligation to purchase Shares hereunder, if the Company is not in compliance with the covenants set forth in this Section 6.01, including without limitation that the Registration Statement registering the applicable Registrable Securities for resale by the Investor is and remains effective in accordance with the Securities Act.

(a) Filing of a Registration Statement. No later than 15 calendar days following the Execution D, the Company shall prepare and filed with the SEC a Registration Statement for the resale by the Investor of the Registrable Securities and shall file one or more additional Registration Statements for the resale by the Investor of the Registrable Securities if necessary. The Company and the Investor shall mutually agree on a good faith estimate of the number of Shares and Commitment Shares which may be issuable pursuant to this Agreement for purposes of registration; provided, however, that in the event such estimated number of shares have been underestimated, the Company shall use commercially reasonable efforts to register additional Shares promptly after such underestimation is made known to the Company.

(b) Maintaining a Registration Statement. The Company shall use commercially reasonable efforts to obtain the effectiveness of the Registration Statement within 60 calendar days of the Execution Date and maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.07 that the Investor has completed resales pursuant to the Registration Statement  for all of the Registrable Securities registered thereon, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market or Trading Market, (iii) the Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(c) Filing Procedures. Not less than three Trading Days prior to the filing of a Registration Statement or any related amendments and supplements to any Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 20-F, periodic or current reports on Form 6-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor pursuant to Section 6.13, the information provided to the Investor will be kept strictly confidential until filed and treated as subject to Section 6.08). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within two Trading Days of the receipt thereof. If the Investor fails to provide comments to the Company within such two Trading Day period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(d) Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Shares owned by the Investor pursuant to a Registration Statement. Filing of the foregoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

(e) Amendments and Other Filings. The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus Supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information), and (iv) comply with the provisions of the Securities Act with respect to the disposition of all Common Stock of the Company covered by such Registration Statement until such time as all of such Common Stock shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement. In the case of amendments to a Registration Statement or Prospectuses and Prospectus Supplements which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 20-F or Form 6-K or any analogous report under the Exchange Act, the Company shall use commercially reasonable to file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter. Because the Registration Statement on Form F-1 or Form F-3 may not be used for the sale of the Shares at certain times,  as long as this Agreement remains in effect or the Investor holds any Commitment Shares, the Company shall file a Form 6-K containing six months financial statements in the same manner as it would if it were incorporated in  a state of the United States and include in such Form 6-K footnotes to the financial statements and a complete Management’s Discussion and Analysis and Results of Operations in a manner consistent with the requirements of Item 303 of Regulation S-K, even though the Company is a foreign private issuer.

(f) Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by applicable Laws, (i) register and qualify Common Stock covered by a Registration Statement under such other securities or “blue sky” Laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Memorandum and Articles of Association or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), or (y) subject itself to general taxation in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Stock for sale under the securities or “blue sky” Laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

(a) Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b) No Sales by the Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Shares of the Company under any Registration Statement.

(c) Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 60 consecutive calendar days, or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period. Notwithstanding anything herein to the contrary, in no event may the Company (i) cause or implement a Black Out Period during a Pricing Period, or (ii) deliver an Advance Notice during a Black Out Period.

Section 6.03 Listing of the Common Stock. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market or Trading Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion and negative assurances letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the Transfer Agent for the Common Stock) cause legal counsel for the Company to promptly (but in no event more than three Trading Day) deliver to the Transfer Agent for the Common Stock (with a copy to the Investor) instructions to issue the Common Stock Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with applicable Laws and the Investor has provided such documents and information as the Transfer Agent may reasonably require with respect to such Shares required by this Agreement, if applicable.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus relating to an offering of the Securities (in each of which cases the information provided to the Investor will be kept strictly confidential): (i) except for requests made in connection with SEC or other federal or state Governmental Authority investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other Law; and (v) the Company’s reasonable determination that a Post-Effective Amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.05(d)), during the continuation of any of the foregoing events in clauses (i) through (v) above, or in the event that (vi) there shall be no bid for Common Stock on the Principal Market or Trading Market for a period of 15 consecutive minutes at any time during the applicable Pricing Period or (vii) there shall be a “trading halt” or circuit breaker” event with respect to the Common Stock on the Principal Market or Trading Market during the applicable Pricing Period (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.05 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10 Issuance of the Company’s Securities. The issuance and sale of the Shares and Commitment Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act and any applicable state securities Laws.

Section 6.11 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.12 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities Laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market or Trading Market, or (vii) filing fees of the SEC and the Principal Market or Trading Market.

Section 6.13 Current Report. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and must include an agreement to keep such information confidential until publicly disclosed or 45 days have passed); it being understood that the mere notification of the Investor required pursuant to Section 6.08(iv) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall use its commercially reasonable efforts to publicly disclose, no later than 45 days following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the Knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries.

Section 6.14 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.15 Use of Proceeds. The Company will use the proceeds from the sale of the Shares hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.16 Compliance with Laws. The Company shall comply in all material respects with all applicable Laws.

Section 6.17 Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require Shareholder Approval pursuant to the rules of the Principal Market or Trading Market on which any of the securities of the Company are listed or designated, unless Shareholder Approval is obtained before the closing of such subsequent transaction or is not required in accordance with the rules of such Principal Market or Trading Market.

Section 6.18 Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in accordance with the terms of this Agreement.

Section 6.19 Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

Section 6.20 DTC. The Company shall take all action reasonably required to ensure that its Common Stock can be transferred electronically as DWAC Shares.

Section 6.21 Non-Public Information.

(a) Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities Laws; provided, however, that a receiving party may disclose Confidential Information that is required by Law to be disclosed, provided that the receiving party to the extent practical gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor and confirmed in writing by the Company), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company in writing that it believes it has received information that constitutes material, non-public information, the Company shall have at least 48 hours (or two Trading Days, whichever is later) to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. Notwithstanding the foregoing, the Investor shall not have the right to make such disclosure if the Company has in good faith demonstrated in writing to the Investor within such period that such information does not constitute material, non-public information. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure, provided that the Investor has acted in reasonable good faith and without willful misconduct. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(b) The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the SEC within four Trading Days from the Effective Date. From and after the issuance of such press release, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Investor or any of their Affiliates on the other hand, shall terminate. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (a) as required by federal securities Law in connection with (i) any Registration Statement contemplated hereby or any registration statement contemplated by the Registration Rights Agreement previously entered into between the Company and the Investor and (ii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is expressly required by Law or Principal Market Rules, in which case the Company shall use best efforts to provide the Investor and its counsel with prior written notice of such disclosure permitted under this clause (b) and the opportunity to provide comments thereto to the extent practicable.

Section 6.22 Use of Name. The Company shall not, directly or indirectly, use the names “_____________” or “__,” or any derivations thereof, or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its Affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, statement and other materials that are required by applicable Laws or pursuant to the disclosure requirements of the SEC or any state securities authority.

Section 6.23 Participation in Future Financing.

(a) From the date hereof until the 18-month anniversary of the date of this Agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Investor shall have the right to participate in aggregate up to an amount of the Subsequent Financing equal to 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least 10 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Investor, and only upon a request by the Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to the Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) The Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York, N.Y. time) on the fifth Trading Day after all of the Investor have received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such fifth Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York, N.Y. time) on the fifth Trading Day after the Investor has received the Pre-Notice, notification by the Investor of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) has been provided, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York, N.Y. time) on the fifth Trading Day after the Investor has received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from the Investor seeking to purchase more than the aggregate amount of the Participation Maximum, the Investor shall have the right to purchase up to the Participation Maximum.

(f) The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 6.23, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the Investor from participating in a Subsequent Financing, including, but not limited to, provisions whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Investor.

Notwithstanding anything to the contrary in this Section 6.23 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the 10th Trading Day following delivery of the Subsequent Financing Notice. If by such 10th Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

This Section 6.23 shall not apply in respect of an Exempt Issuance.

Article VII
CONDITIONS FOR DELIVERY OF ADVANCE NOTICE

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

(b) Note Amount. The principal amount plus all accrued and unpaid interest and other amounts outstanding under all Notes then outstanding shall be less than $500,000.

(c) Registration of Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the Prospectus thereunder to resell all of the Registrable Securities. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the 12-month period immediately preceding the applicable Condition Satisfaction Date, and the Company shall otherwise be in compliance with Section 6.01 hereof.

(d) Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all Common Stock Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Shares shall be legally permitted by all Laws to which the Company is subject.

(e) No Material Outside Event or Material Adverse Effect. No Material Outside Event or Material Adverse Effect shall have occurred and be continuing.

(f) No Material Non-Public Information. The Investor shall not be in possession of any material non-public information.

(g) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date including, without limitation, the delivery of all Shares issuable pursuant to all previously delivered Advance Notices and the issuance of all Commitment Shares previously required to be issued to the Investor (for the avoidance of doubt, if the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement at the time of the applicable Condition Satisfaction Date, but did not comply with any timing requirement set forth herein, then this condition shall be deemed satisfied unless the Investor is materially prejudiced by the failure of the Company to comply with any such timing requirement) and issuance of the Commitment Shares in accordance with Section 13.04 herein.

(h) No Injunction. No Law, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i) No Suspension of Trading in or Delisting of the Common Stock. The Common Stock are listed for trading on the Principal Market or Trading Market and all of the Shares issuable pursuant to such Advance Notice will be listed for trading on the Principal Market or Trading Market. The Company shall not have received any written notice that is then still pending threatening the continued listing of the Common Stock on the Principal Market or Trading Market.

(j) Authorized Common Stock. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the Shares issuable pursuant to such Advance Notice and all Common Stock upon conversion of all Notes then outstanding.

(k) Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l) Consecutive Advance Notices. Except with respect to the first Advance Notice and any Accelerated Advance Notice permitted hereunder, the Pricing Period for all prior Advances has been completed.

(m) Certain Other Conditions. Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

(i) the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five consecutive Trading Days;

(ii) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law unless the proceeding dismissed;

(iii) if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due.

(iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary for so long as such order, decree or similar action remains in effect; or

(v) if at any time the Company is not eligible or is unable to transfer its Shares to the Investor, including, without limitation, electronically through DTC’s Deposit/Withdrawal At Custodian system.

Article VIII
NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof or, with the Investor’s consent pursuant to Section 6.01(c) and 6.13, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) directly or indirectly to the Investor or its affiliates, without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Article IX
PROHIBITED TRANSACTIONS

From the date hereof until the date of termination of this Agreement, the Company shall not, and covenants and agrees not to, effect or enter into or otherwise engage in any agreement or transaction providing for an equity line of credit facility or similar arrangement, other than this Agreement and the transactions contemplated hereby.

Article X
CHOICE OF LAW

10.01 Governing Law. The Transaction Documents and all actions, lawsuits, disputes, claims, defenses, liabilities, obligations, rights, and remedies, whether based on contract, statute, tort, or otherwise, and all other matters arising out of, in connection with, or relating in any way to (i) the Transaction Documents or any of them, (ii) the transactions contemplated by the Transaction Documents or any of them, or (iii) any matters in connection therewith (each, an “Action”), shall be governed, controlled, and determined by the internal Laws of the State of Florida, without regard to conflicts of Law principles or considerations. Without limiting the generality of the foregoing, the internal Laws of the State of Florida, without regard to conflict of law principles or considerations shall govern and apply to all matters regarding the interpretation, validity, enforcement, or enforceability of the Transaction Documents and the transactions contemplated by this Agreement and any other Transaction Documents. For the purposes of this provision, the Transaction Documents shall be deemed to have been entered into in the State of Florida.

10.02 Exclusive Jurisdiction. Any Action arising in whole or in part out of, in connection with, or relating in any way to (i) the Transaction Documents or any of them, (ii) the transactions contemplated by the Transaction Documents or any of them, or (iii) any matters in connection therewith, or any Action in which the dispute, or any claims or defenses asserted, or which could by asserted in such Action shall be commenced exclusively in the state or federal courts located in Miami Dade County, Florida. Each party hereby irrevocably waives personal service of process for such Action(s) and consents to process being served in any such Action(s) as provided in Article XII. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.

10.03 Attorneys’ Fees, Costs and Expenses. In any Action in which a party seeks to enforce any provision of the Transaction Documents, then, in addition to the obligations of the Company under Article V, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and litigation of such Action.

Article XI
ASSIGNMENT; TERMINATION

Section 11.01 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 11.02 Termination.

(a) Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the Execution Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Shares equal to the Commitment Amount.

(b) The Company may terminate this Agreement by giving prior written notice to the Investor in accordance with terms hereof (the “Company Termination Notice”); provided that (i) there are no outstanding Advance Notices, all Shares under Advance Notices have been issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement including, without limitation, all Commitment Shares and the Termination Fee. In connection with any termination pursuant to this Section 11.02(b), if as of the date the Company Termination Notice is received by the Investor, the Company has violated Article IX of this Agreement, then, in addition to any and all other remedies available to the Investor at Law or in equity, the Company shall first pay to the Investor an additional termination fee of $200,000 (the “Termination Fee”), which shall be payable either in cash or in Common Stock at a price equal to the lower of (i) the closing price of the Common Stock on the Trading Day immediately preceding the date of receipt by the Investor of the Company Termination Notice and (ii) the five-day VWAP as of immediately prior to the date of receipt by the Investor of the Company Termination Notice (such shares, the “Termination Shares”) at the Company’s discretion, within two Trading Days after a Company Termination Note is received by the Investor. The Company Termination Notice and the termination of this Agreement pursuant thereto shall not be effective until the later of (i) five Trading Days after the Investor’s receipt of the Company Termination Notice, and (ii) one Trading Day after the Termination Fee has been received by the Investor, as applicable.

(c) The Investor may terminate this Agreement by providing written notice to the Company upon the breach of any material covenant or agreement set forth herein or in any other agreement to which the Company and the Investor are a party, including without limitation Article IX hereof.

(d) Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination of this Agreement.

Article XII
NOTICES

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.03 in accordance with Exhibit C, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; or (iii) one day after deposit with a United States nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to

3 E Network Technology Group Limited

No.118 Connaught Road West, 3003-2

Hong Kong

Attention: Tingjun Yang

E-mail: yangtingjun@3ekeji.cn

With a Copy (which shall not constitute notice or delivery of process) to：

__________________

__________________

__________________

Attention: ___________

Email: ______________

If to the Investor:

__________________

__________________

__________________

Attention: ___________

Email: ______________

With a Copy (which shall not constitute notice or delivery of process) to:

__________________

__________________

__________________

Attention: ___________

Email: ______________

Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII
MISCELLANEOUS

Section 13.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. In no event shall Section 2.04(a) be waived or amended. The provisions of the existing confidentiality agreement between the Investor and the Company shall remain in force, except that all provisions therein dealing with the treatment of material non-public information are superseded by this Agreement.

Section 13.03 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04 Legal Diligence Fee; Commitment Shares.

(a) Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, provided, however, that the Company shall be responsible for all of the Investor’s customary due diligence and legal fees in an amount of up to $30,000, of which $15,000 has previously been paid as of the date hereof, and the remainder of which shall be payable on the date of execution of this Agreement.

(b) In consideration for the Investor’s execution and delivery of this Agreement, on the Execution Date the Company shall issue or cause to be issued to the Investor the Commitment Shares, provided that to the extent the issuance of the Commitment Shares would cause the Investor to exceed the Beneficial Ownership Limitation, then such Commitment Shares in excess of the Beneficial Ownership Limitation shall not be issued but shall instead be held in abeyance and shall be issuable as and to the extent such Commitment Shares would not result in the Investor exceeding the Beneficial Ownership Limitation. In no event shall the Company issue an Advance unless all Commitment Shares have been delivered to the Investor.

Section 13.05 Brokers. Except as set forth on Schedule 13.05, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

3 E Network Technology Group Limited

By:
Name:
Title:

INVESTOR:

By:
Name:
Title:

Signature Page to Purchase Agreement

EXHIBIT A
ADVANCE NOTICE

3 E Network Technology Group Limited

Dated: ______________ Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Stock of 3 E Network Technology Group Limited(the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Purchase Agreement, dated as of February 11, 2026 (the “Agreement”), as follows:

1	The undersigned is the duly elected ______________ of the Company.

2	There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a Post-Effective Amendment to the Registration Statement, and there is no need to file a Prospectus Supplement or file a Supplement to any Prospectus.

3	All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4	The number of Shares that the Company is requesting in this Advance is _____________________.

5	The number of Common Stock of the Company issued and outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

3 E Network Technology Group Limited

By:
Name:
Title:

Exhibit A

EXHIBIT B
FORM OF PURCHASE DOCUMENT

VIA EMAIL

3 E Network Technology Group Limited

Attn:

Email:

Subject:

Below please find the purchase information with respect to the Advance Notice Date of:

1.	Amount of Advance requested in the Advance Notice: ___________________________

2.	Adjusted Advance (after taking into account any adjustments pursuant to Section 2.04): _____

3.	Purchase Price per share: ______________________

4.	Total Purchase Price for Advance: _________________

5.	Number of Shares to be returned by the Investor to Company: _____________________

Sincerely,

By:
Name:
Title:

Agreed and Approved:

3 E Network Technology Group Limited

By:
Name:
Title:

Exhibit B

SCHEDULE 1
Authorized Representatives

The following individuals may execute Advance Notices:

1.	Tingjun Yang

EXHIBIT C

FORM OF ADVANCE NOTICE

VIA EMAIL

Email:

Subject: ELOC: 3 E Network Technology Group Limited

Advance Notice

Below please find the Advance Notice Date of:

1.	Amount of Advance Shares:

2.	Time of Advance:

Exhibit C